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                                MASTER LEASE AGREEMENT



                Agreement No.  9609        Dated as of September 27, 1996
                             -----

Lessor:       Hambrecht & Quist Guaranty Finance, LLC

Address:      One Bush Street
              San Francisco, CA 94104


Lessee:       CV Therapeutics, Inc.

Address:      3172 Porter Drive
              Palo Alto, CA 94304


    This contract is a MASTER LEASE AGREEMENT of fixtures, furniture, equipment, and leasehold improvements made to real property which is leased to Lessee under a FACILITY LEASE as described herein, and other personal property (individually and collectively called "EQUIPMENT" or "PROPERTY"), described in any schedule now or hereafter attached hereto described as "EQUIPMENT SCHEDULE No. 1" (each an "EQUIPMENT SCHEDULE" and collectively "EQUIPMENT SCHEDULES"). The FACILITY LEASE is a commercial lease between Lessee, as Tenant, and Matadero Creek, as Landlord, dated August 6, 1993, as amended on June 30, 1994.
Each EQUIPMENT SCHEDULE shall incorporate therein all of the terms and conditions of this and any attachments, modifications, exhibits or amendments executed by Lessee and Lessor ("LEASE"). In the event of a conflict between this MASTER LEASE AGREEMENT and any EQUIPMENT SCHEDULE or attachment, modification or amendment to any EQUIPMENT SCHEDULE the latter shall prevail; however, no EQUIPMENT SCHEDULE shall have any effect or modification on any other EQUIPMENT SCHEDULE except as expressly provided herein. Any EQUIPMENT SCHEDULE covered hereunder is subject to approval by Lessor and shall be effective only upon written communication of acceptance from Lessor to Lessee.

    For the purposes of this Master Lease Agreement, the term Related Documents means and includes without limitation this Master Lease Agreement and the Equipment Schedule, and (a) agreements between Lessor and Lessee all dated as of September 27, 1996 including but not limited to: the Security Agreement between Lessor, as Secured Party, and Lessee, as Debtor; the Financing Agreement between Lessor, as Secured Party, and Lessee, as Debtor; and the Business Loan Agreement between Lessor, as Lender, and Lessee, as Borrower; and (b) agreements between Hambrecht & Quist Transition Capital, LLC ("H&QTC") and Lessee all dated as of September 27, 1996 including but not limited to: the Business Loan Agreement between H&QTC as Secured Party and Lessee, as Debtor, the Security Agreement between H&QTC, as Secured Party, and Lessee, as Debtor.

    For the purposes of this Master Lease Agreement, the term Collateral shall have that meaning as defined in the Security Agreement between Lessor, as Debtor, and Lessee, as Secured Party.

    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the PROPERTY described in the EQUIPMENT SCHEDULE(s) in accordance with the preceding paragraph and the parties mutually agree as follows:

    1. SELECTION; WARRANTY AND DISCLAIMER OF WARRANTIES BY LESSOR. LESSOR IS NOT THE CONTRACTOR, MANUFACTURER OR VENDOR OF


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PROPERTY.  LESSEE HAS SELECTED THE PROPERTY.  LESSOR MAKES NO WARRANTY,
EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF PROPERTY, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES PROPERTY "AS IS". LESSEE ACKNOWLEDGES THAT THIS LEASE IS INTENDED TO QUALIFY AS A "FINANCE LEASE" UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE ("CUCC").

    2. CLAIMS AGAINST VENDOR. If PROPERTY is not properly installed, does not operate as represented or warranted by the contractor, manufacturer, or vendor ("Vendor"), or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and shall, nevertheless, pay Lessor all rent payable under this LEASE. Lessor hereby agrees to assign to Lessee, solely for the purpose of making and prosecuting any said claim, all of the rights which Lessor has against Vendor for breach of warranty or other representation respecting PROPERTY.

    3. VENDOR NOT AN AGENT. Lessee understands and agrees that neither Vendor, nor any sales representative or other agent of Vendor, is an agent of Lessor. No sales representative or agent of Vendor is authorized to waive or alter any term or condition of this LEASE, and no representation as to PROPERTY or any other matter by Vendor shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this LEASE.

    4.   NON-CANCELABLE LEASE; LESSEE'S OBLIGATIONS ABSOLUTE; LESSOR
OBLIGATIONS AND TERMINATION RIGHTS. This LEASE cannot be canceled or terminated except as expressly provided herein. Lessee's obligation to pay all amounts due under each LEASE shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever. To the extent permitted by applicable law, Lessee specifically waives its rights and remedies under Section 10508 through 10522 of the CUCC, including (without limitation) Lessee's rights to (i) cancel or repudiate this Lease, (ii) reject or revoke acceptance of the leased property,
(iii) recover damages from the Lessor for breach of warranty or for any other reason under such CUCC sections, (iv) claim a security interest in any rejected property in Lessee's possession of control, (v) deduct from rental payments all or any part of any claimed damages resulting from Lessor's default under this Lease, (vi) accept partial delivery of the Property, and (vii) "cover" by making any purchase or lease of other property in substitution from property due from Lessor, (viii) recover from the Lessor any general, special, incidental or consequential damages, for any reason whatsoever other than Lessor's breach of this Agreement, and (ix) specific performance, replevin or the like for any of the Property.

    5. EQUIPMENT LEASE. The following terms and conditions shall apply to the lease of Equipment.

    5(a).     TERM.  This LEASE commences  on October 1, 1996  (the
"COMMENCEMENT DATE"), notwithstanding that rent payments shall commence as provided in Paragraph 5(b) below, and shall continue until all Lessee's obligations are fulfilled hereunder, unless sooner terminated as provided herein as to all or any part of the PROPERTY. The INITIAL TERM of any EQUIPMENT SCHEDULE begins on the COMMENCEMENT DATE and expires on the day immediately preceding the third (3rd) anniversary of the COMMENCEMENT DATE.

    In the absence of any written agreement to the contrary, each EQUIPMENT SCHEDULE shall be dependent on any and all other EQUIPMENT SCHEDULES now or hereafter executed by the parties hereto with respect to any purchase or renewal as provided in Paragraph 5(c) hereof.

    5(b).     RENT. Lessee shall pay the rent payments as shown on the
EQUIPMENT SCHEDULE and as may be adjusted by the rider to the Equipment Schedule the first of which rent


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payments shall be due on the COMMENCEMENT DATE specified therein, unless the
Lessee qualifies for deferred payments as herein described. The Lessee shall qualify to defer the first eighteen (18) months of rent payments until the first day of the nineteenth month, on which date the nineteenth (19th) rent payment will also be due, unless (a) after September 1, 1996 Lessee sells shares of its stock (or options or other rights to acquire such shares) with gross proceeds of at least Thirteen Million Dollars ($13,000,000) prior to the end of the deferment period, or (b) there is an occurrence of any EVENT OF DEFAULT under Paragraph 17. In the event that Lessee fails to qualify for deferred payments prior to the date that the nineteenth (19th) rent payment is due, all deferred payments will be due within ten (10) days of such failure to qualify, except in the case of an Event of Default, in which case all deferred payments will be immediately due. Subsequent payments shall be due on the same day of each month (or other calendar period indicated on the EQUIPMENT SCHEDULE) thereafter. Rent payments shall be due whether or not Lessee has received any notice that such payments are due. All rent payments shall be paid to Lessor at its address set forth on the EQUIPMENT SCHEDULE or as otherwise directed by Lessor in writing.

    5(c).     PURCHASE AND RENEWAL.  If no default shall have occurred and is continuing hereunder or under any EQUIPMENT SCHEDULE or under the Related Documents, and provided that all lease payments due, and all lease payments that would have been due notwithstanding any deferral as provided in paragraph 5(b) above, have been paid in full, Lessee shall have the option, exercisable at any time, to elect to purchase all of the PROPERTY under each and every EQUIPMENT SCHEDULE to this LEASE (but not less than all the EQUIPMENT SCHEDULES to this LEASE), for the Lessor's purchase cost less sixty percent (60%) of all rents paid to that date for such EQUIPMENT SCHEDULE. In the event that the purchase option is not exercised, Lessee may give Lessor six months written notice of its intention to terminate all of the EQUIPMENT SCHEDULES to this LEASE. Should Lessee fail to give notice to Lessor six months prior to the end of the INITIAL TERM of the EQUIPMENT SCHEDULE, the LEASE TERM shall be extended, until Lessee gives such six months notice to terminate the EQUIPMENT SCHEDULE. In the event an EQUIPMENT SCHEDULE is extended, Lessee shall continue to pay Lessor rent at the rate of 40% of the EQUIPMENT RENT as provided in Paragraph 5(b) above.

    6. LOCATION; INSPECTION; LABELS. PROPERTY shall be delivered to and shall not be removed from the "Property Location" shown on the EQUIPMENT SCHEDULE, without Lessor's prior written consent, which consent shall not be unreasonably withheld for PROPERTY loaned to others in the ordinary course of Lessee's business for which Lessee has provided Lessor a description of such PROPERTY and the address where it is to be temporarily located. Lessor shall have the right to inspect PROPERTY with reasonable notice during regular business hours. If Lessor supplies Lessee with labels stating that PROPERTY is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on PROPERTY.

    7. REPAIRS; USE; ALTERATIONS. Lessee at its own cost and expense, shall keep PROPERTY in good repair, condition and working order; shall use equipment lawfully; and shall not alter PROPERTY without Lessor's prior written consent. Unless a default shall have occurred and is continuing under any of the Related Documents, Lessee shall have the right to quietly possess, enjoy and use the PROPERTY without interference by Lessor, its assigns, or anyone claiming through or under Lessor.

    8. SURRENDER. Upon the expiration of the INITIAL TERM of any EQUIPMENT SCHEDULE, or any renewal TERM not automatically extended pursuant to Section 5(c) above, or upon demand by Lessor made pursuant to the terms of this LEASE, Lessee, at its expense, shall return the EQUIPMENT by delivering it to such place or on board such carrier, packed for shipping, within the continental United States, as Lessor may specify. Lessee agrees that the PROPERTY, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and if available for PROPERTY of like kind and age, in a condition which will permit Lessor to be eligible for manufacturer's standard maintenance contract without incurring any


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expense to repair or rehabilitate such PROPERTY (Lessee shall be liable for reasonable and necessary expenses to place PROPERTY in such condition). Lessee shall give Lessor six months written notice that it is returning the PROPERTY as provided above.

    9. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss, theft, destruction of or damage to PROPERTY or any item thereof (herein "Loss or Damage") from any cause whatsoever. No Loss or Damage shall relieve Lessee of the obligation to pay rent or of any other obligation under this LEASE, provided all applicable insurance payments received by Lessor pursuant to paragraph 10 below are applied to such repair or replacement, or as mutually agreed between Lessor and Lessee. In the event of Loss or Damage, Lessee, at the option of Lessor, shall (a) place the same in good condition and repair; or (b) replace the same with like property in good condition and repair with clear title thereto in Lessor.

    10. INSURANCE. The Lessee at all times will maintain, with insurance companies acceptable to Lessor and licensed and qualified to do business in the jurisdiction in which Lessee's operations are conducted, insurance on all property owned by it, in such amounts (including, without limitation, so-called "all-risk" coverage at replacement value and "broad form" liability coverage), against such hazards and liabilities and for such purposes as the Lessor shall determine is reasonable to insure the value of the Collateral and as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties. Without limiting the generality of the foregoing, Lessee shall initially maintain Commercial General Liability Insurance covering Lessee and naming Lessor as additional insured, for claims of bodily injury, and property damage arising out of Lessee's operations, assumed liabilities or use of any of the real property leased or owned by Lessee, for limits of liability not less than: (a) Bodily Injury and Property: $3,000,000 each occurrence; (b) Damage Liability:
$3,000,000 annual aggregate. In addition, the Lessee shall maintain all insurance required of the tenant by the landlord of any of the real estate leased by the Company and shall maintain adequate business interruption insurance to assure in addition to customary risks that Lessee is able to pay the rent and all other charges due under its leases notwithstanding a business interruption. The Lessor shall be named as loss payee with respect to property damage insurance for PROPERTY, and additional loss payee and additional insured for property damage to all other Collateral and all other insurance coverage as described herein and shall be given 30 days' advance notice of any amendment to or cancellation of insurance. No settlement on account of any loss covered by such insurance shall be effected without the consent of the Lessor. Upon request of the Lessor from time to time, and in any event on the Commencement Date of the first Equipment Schedule attached to this Master Lease Agreement and thereafter fifteen (15) days prior to the expiration date of any policy of insurance required hereunder, the Lessee shall furnish to the Lessor certificates or other evidence satisfactory to the Lessor of compliance with the foregoing insurance provisions. If the Lessee fails to provide or cause to be provided such insurance, the Lessor in its sole discretion, may provide such insurance and charge the cost to the Lessee and the Lessee shall promptly pay the cost thereof to the Lessor. Any payment not recovered from the Lessee shall bear interest at an annual rate of twelve percent. The Lessor shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Lessee hereby expressly assumes full responsibility therefor and liability, if any, thereunder.

    11. TAXES; LIENS. Lessee shall reimburse to Lessor (or pay directly if instructed by Lessor) and shall hold Lessor harmless on an after-tax basis from all charges and taxes, together with any penalties or interest thereon or other additions thereto, which may now or hereafter be imposed or levied by any federal, state or local taxing authority in the United States upon the sale, purchase, ownership, leasing, possession or use of the PROPERTY or upon any rent payable hereunder, or otherwise in connection with the transactions contemplated by this agreement, excluding, however, all taxes on or measured by Lessor's net income. At (a) the end of any renewal term or (b) if the Initial Term is not extended, at the end of the Initial Term, (c) or upon


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request by Lessor, Lessee shall deposit with Lessor an amount that Lessor reasonably estimates may be due for property taxes on the PROPERTY.

    12. LESSOR'S PAYMENT; LIENS. If Lessee fails to provide or maintain said insurance, to pay said taxes, charges and fees, or to discharge any levies, liens, and encumbrances made, caused, allowed or suffered by Lessee, Lessor shall have the right, but shall not be obligated, to obtain such insurance, pay such taxes, charges and fees, or effect such discharge. In that event, Lessee shall repay to Lessor the cost thereof with the next rent payment. Lessee shall keep or cause PROPERTY to be kept free and clear of all levies, liens and encumbrances.

    13. FACILITY LEASE. Lessee shall make all payments when due to the landlord under the Facility Lease, and perform all of its obligations under the Facility Lease. If Lessee fails to make any payments when due under the Facility Lease, Lessor shall have the right, but shall not be obligated, to pay such rent, charges and fees, or effect such discharge. In that event, Lessee shall repay to Lessor the cost thereof immediately upon demand by Lessor. Lessee shall give Lessor notice within ten days of when any officer of Lessee becomes aware of any default by landlord under any of its obligations under the Facility Lease.

    14. GENERAL INDEMNITY. Lessee shall indemnify Lessor against and hold Lessor harmless from any and all claims, actions, damages, including reasonable attorneys' fees, obligations, liabilities and liens (including any of the foregoing arising or imposed under the doctrine of "strict liability in tort or product liability"), arising out of the manufacture, purchase, lease, possession, operation, condition, return or use of PROPERTY or by operation of law, excluding however, any of the foregoing resulting from culpable negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of such a claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof.

    15.  ASSIGNMENT; OFFSET.  (a) Without Lessor's prior written consent,
Lessee shall not assign, transfer, or otherwise dispose of this Lease, Property, or any interest therein, or sublet or lend Property or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor shall reasonably consent to the sublet of property under the sub-lease agreement under the Facility Lease, provided that Lessor has been provided a copy of the sub-lease agreement. To the extent that any such assignment or transfer constitutes the grant of a security interest, this Paragraph 15(a) shall be enforceable to the extent permitted by law.

         (b) Lessor may assign or sell this LEASE, any of its rights hereunder, or grant a security interest in any PROPERTY in whole or in part with or without notice to Lessee. Lessee acknowledges that any such assignment by Lessor shall not materially impair the prospect of obtaining return performance by Lessor, materially change Lessee's duties or obligations under this LEASE, nor materially increase the burden or risk imposed on Lessee and Lessee agrees that any such assignment or transfer shall be permitted provided such assignment does not materially affect the interests of Lessee. If Lessee is given notice of such assignment or sale, it agrees to acknowledge receipt thereof in writing.

    16. DELINQUENT PAYMENTS. (a) Service Charge. Since it would be impractical or extremely difficult to fix Lessor's actual damages for collecting and accounting for a late payment, if any payment to Lessor required herein is not paid on or before its due date, Lessee shall pay to Lessor an amount equal to five percent of any such late payment (but not less than $10 nor more than $250). (b) Interest. Lessee shall also pay interest on any such late payment from the due date thereof until the date paid at the lesser of 14% per annum or the maximum rate allowed by law.


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    17.  EVENTS OF DEFAULT.  Any of the following shall constitute an EVENT OF
DEFAULT under the LEASE:

    (a) Lessee fails to pay when due any rent or other amount required herein to be paid by Lessee, and such nonpayment continues for a period of ten days after written notice thereof from Lessor;

    (b) Lessee ceases doing business as a going concern, is insolvent, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is subject to an involuntary petition in bankruptcy, is adjudicated bankrupt or insolvent, makes a bulk transfer of furniture, furnishings, fixtures or other equipment or inventory, files or has filed against it a petition seeking any reorganization, arrangement or composition, under any present or future statute, law or regulation;

    (c) Lessee fails to perform or observe any other term, covenant or condition of this LEASE or any other document, agreement or instrument executed pursuant hereto or in connection herewith which is not cured within ten days after written notice thereof from Lessor;

    (d) Any of Lessee's representations or warranties made herein or on any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall prove false or misleading in any material respect when made;

    (e)  Lessee defaults under any of the Related Documents.

    (f) Lessee defaults under or otherwise has accelerated any obligation, credit agreement, loan agreement, conditional sales contract, lease, indenture or debenture, except such as may in good faith be contested or disputed or for which arrangements for deferred payments have been made for a cumulative amount less than $125,000; or Lessee defaults under any other agreement or EQUIPMENT SCHEDULE now existing or hereafter made with Lessor or with any of Lessor's commonly owned affiliates.

    (g) Lessee defaults under or otherwise has accelerated the Facility Lease, or the Facility Lease is otherwise terminated.

    18. REMEDIES. If an EVENT OF DEFAULT occurs and is continuing, Lessor shall have the right, with or without notice or demand upon Lessee, to pursue and enforce, successively and/or concurrently, any one or more of the following remedies in order to protect the interests and reasonably expected profits and bargains of Lessor:

    (a) Lessor may terminate this LEASE and/or any EQUIPMENT SCHEDULE with respect to all or any part of the PROPERTY;

    (b) With or without retaking the PROPERTY Lessor may (1) recover from Lessee all accrued and unpaid rents and other amounts then due and owing under the terms hereof, (2) recover from Lessee from time to time all rents and other amounts as and when becoming due hereunder, (3) accelerate and cause to become immediately due and payable all rents and other amounts due and/or would become due hereunder and recover from Lessee the present value to Lessor of such amounts; which "present value" for purposes of this Agreement shall be calculated by discounting the amounts due at a rate equal to nine percent (9.00%), to the earlier of the following dates: 1) the date Lessor has obtained possession of the PROPERTY, 2) the date Lessee has made an effective tender of possession of the PROPERTY back to Lessor, or 3) if Lessee retains the PROPERTY, to the date of payment of such amounts.


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    (c)  Lessor may take possession of the PROPERTY (by Lessor, independent contractor or by requiring Lessee to assemble and surrender the PROPERTY in accordance with the provisions of Paragraph 9 hereof) without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession and any such taking of possession shall not constitute a termination of this LEASE and (1) terminate the lease term as to the PROPERTY, (2) recover from Lessee all accrued and unpaid rents and other amounts owing under the terms hereof, (3) sell the PROPERTY at public or private sale, and recover from Lessee the difference, if any, by which the net proceeds of sale shall be less than the present value of Lessor's total reasonably anticipated profits with respect to the PROPERTY, (4) re-lease the PROPERTY to a third party for the account of Lessee and recover from Lessee when becoming due any deficiency between the rents provided herein and those received from such third party, (5) re-lease the PROPERTY to a third party for the account of Lessee and recover from Lessee the present value of Lessor for any deficiency between the rents provided herein and those receivable from such third party over the re-lease term, (6) recover from Lessee the present value of Lessor of the excess of the rents reserved herein for the balance of the INITIAL TERM (or any remaining term not covered by any re-lease pursuant to Paragraph 18(c)(5) hereinabove) over the then-reasonable rental value of the PROPERTY; and

    (d) Upon request of Lessor, Lessee shall use reasonable commercial efforts to effect an assignment of its interest in the FACILITY LEASE to Lessor to the extent permitted thereunder and leave the premises under the FACILITY LEASE peaceably and surrender possession to Lessor in accordance with the provisions of Paragraph 9 hereof, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession and any such taking of possession shall not constitute a termination of this LEASE and Lessor may (1) terminate the lease term as to the PROPERTY,
(2) recover from Lessee all accrued and unpaid rents and other amounts owing under the terms hereof, (3) re-lease the PROPERTY to a third party for the account of Lessee and recover from Lessee when becoming due any deficiency between the rents provided herein and those received from such third party over the re-lease term, (4) re-lease the PROPERTY to a third party for the account of Lessee and recover from Lessee the present value of any deficiency between the rents provided herein and those receivable from such third party over the re-lease term, (5) recover from Lessee the present value of the excess of the rents reserved herein for the balance of the INITIAL TERM (or any remaining term not covered by any re-lease pursuant to Paragraph 18(d)(4) hereinabove) over the then-reasonable rental value of the PROPERTY; and

    (e) Pursue any other remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction.

    No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein, by law, by equity, by statute or otherwise provided or permitted; but each shall be cumulative of every other right or remedy given hereunder, now or hereafter existing at law, in equity, by statute or otherwise, and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount than is permitted by law.

    In addition, Lessor shall attempt in good faith to mitigate its damages, but Lessor shall not be obligated to sell or re-lease the PROPERTY. Any sale or re-lease may be held at such place or places as are selected by Lessor, with or without having the PROPERTY present. Any such sale or re-LEASE shall be on commercially reasonable terms and may be at wholesale or retail, in bulk or in parcels. For purposes of determining the worth to Lessor of any future amounts, said amounts shall be discounted at a rate equal to the rate established for the relevant EQUIPMENT SCHEDULE pursuant to Paragraph 6(b) and 7(b) above. Time and exactitude of each of the terms and conditions of the LEASE are hereby declared to be of the essence. Lessor may accept past due payments without modifying the terms of this LEASE and without waiving any further rights of


                            Master Equipment Lease, Page 7


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Lessor hereunder.  Except as expressly provided herein, neither Lessor nor
Lessee shall be liable to the other for any consequential or incidental damages.

    19. LESSOR'S EXPENSES. Lessee shall pay Lessor (in addition to any other amounts specified herein) all costs and expenses, including without limitation reasonable attorneys' fees, the fees of the collection agencies, and other out-of-pocket expenses such as telephone and telegraph charges, incurred by Lessor in enforcing any of the terms, conditions or provisions hereof or in protecting Lessor's rights herein.

    20. OWNERSHIP; PERSONAL PROPERTY. The PROPERTY is, and shall at all times remain the PROPERTY of Lessor; and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this LEASE. The PROPERTY is, and shall at all times be and remain, personal property notwithstanding that the PROPERTY or any part thereof may now be, or hereafter become, in any manner affixed or attached to real PROPERTY or any improvements thereon.

    21. NOTICES. Services of all notices under this LEASE shall be sufficient if given personally or mailed to the respective party at its address set forth above, or at such other address as said party may provide in writing from time to time. Any such notice mailed to said address shall be effective when received or five days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above.

    22. FINANCIAL STATEMENTS. Lessee will furnish to Lessor, in form and substance satisfactory to Lessor:

    (a) As soon as possible after the end of each fiscal year of Lessee, and in any event within ninety (90) days thereafter, (i) a complete copy of its audited year-end financial statements which shall include the balance sheet of Lessee as of the close of the fiscal year, and an income statement for such year, and a statement of cash flows for such year, audited by certified public accountants selected by Lessee and satisfactory to Lessor, and (ii) a statement certified by the chief financial officer of Lessee that Lessee is in compliance with all the terms, conditions, covenants and warranties of this Agreement;

    (b) No later than thirty (30) days after the close of each month, Lessee's balance sheet as of the close of such month, and its income statement, and cash flow statement for that month certified as being complete, correct, and fairly representing its financial condition and results of operations by the chief financial officer of Lessee;

    (c) Other information. Lessee will (1) maintain accurate books and records concerning its business, (2) upon request, furnish to Lessor such information, statements, lists of property and accounts budgets, forecasts, or reports as Lessor may reasonably request with respect to the business, affairs, and financial condition of Lessee, and (3) such other information concerning the PROPERTY as Lessor may reasonably request.

    If Lessee becomes a company the stock of which is traded on a nationally recognized public stock exchange, Lessee's obligations hereunder shall be satisfied by providing Lessor with all financial information as soon as such information is filed with the Securities and Exchange Commission, and by providing copies of all press releases as soon as they are published, and by providing, if requested in writing by Lessor, all of the information described in paragraphs 22(a), 22(b) and 22(c) within thirty (30) days of such written request.

    23. SUCCESSORS AND ASSIGNS. This LEASE shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.


                            Master Equipment Lease, Page 8

    24. CAPTION HEADINGS. Caption headings in this Master Lease Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Master Lease Agreement.

    25. LESSEE REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants as follows: (a) the use by the Lessee of the PROPERTY pursuant to this LEASE does not violate or infringe any patent, trademark, trade and/or other similar right of any person; (b) no consent or approval of, giving notice to, registration with, or taking of any other action in respect of, any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Lessee of the LEASE or, if any such approval, notice, registration or action is required, it is obtained; (c) there are no suits or proceedings pending or threatened in any court or before any regulatory commission, board or other administrative governmental agency against or affecting the Lessee to fulfill its obligations under the LEASE; and
(d) the PROPERTY is being leased hereunder for business purposes.

    26. MISCELLANEOUS. This instrument constitutes the complete and exclusive statement of the terms of the Agreement between Lessor and Lessee. Such agreement shall not be amended, altered or changed except by a written agreement signed by the parties hereto and in compliance with applicable law. Lessee shall provide Lessor with such corporate resolutions, and other documents (including UCC Financing Statements and other documents for filing or recording) as Lessor shall request from time to time. Lessor's filing of UCC Financing Statements is precautionary and has no effect on the characterization of this agreement as a LEASE. If more than one Lessee is named in this LEASE, the liability of each shall be joint and several. This LEASE shall be governed by, and construed in accordance with the laws of the State of California. If any provision of this LEASE or any remedy provided herein be invalid under any applicable law, such provisions shall be inapplicable and deemed omitted, but the remaining provisions of this LEASE shall be and remain effective in accordance with their terms. Any failure of the Lessor to require strict performance by the Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or of any other provision.

    IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their respective hands as of the date set forth below.


LESSOR:                                LESSEE:

HAMBRECHT & QUIST                      CV THERAPEUTICS, INC.
   GUARANTY FINANCE, LLC


By:    /s/ Donald M. Campbell           By:    /s/ Kathleen Stafford
    ------------------------------          ------------------------------

Name:     Donald M. Campbell            Name:     Kathleen Stafford
      ----------------------------            ----------------------------

Title:   Chief Executive Officer        Title:            CFO
       ---------------------------             ---------------------------

Date:     27 September 1996             Date:            9/27/96
      ----------------------------            ----------------------------


                            Master Equipment Lease, Page 9